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                                    EXHIBIT I
              TO SCHEDULE 13D, AMENDMENT NO. 6 OF FILING CONCERNING
                              THE RIGHT START, INC.



Filing Parties                                                       Shares
--------------                                                       ------
KAIM Non-Traditional, L.P.

     o    Managed Investment Limited Partnerships                  3,777,244

     o    Other Managed Accounts                                     202,100

Richard A. Kayne

     o    Direct ownership                                            90,130

     o    Kayne Anderson Investment Management, LLC
          Managed Accounts                                             7,500
                                                                   ---------
                                            Total                  4,076,974

Note: Shares reported include 399,999 and 1,691,650 of common stock which may be acquired upon conversion of Preferred Series B and Preferred Series C, respectively.



     12/03/1999